Commonwealth Bankshares, Inc., Norfolk, VA, Approves Stock Repurchase

      NORFOLK, Va., May 7 /PRNewswire-FirstCall/ -- The directors of Commonwealth Bankshares, Inc. (Nasdaq: CWBS) approved the repurchase of shares of its common stock in the open market and in private transactions at prices that management determines to be prudent. Management will consider current market conditions and the Company's current capital level, in addition to other factors, when deciding whether to repurchase stock. It is anticipated that any repurchased shares will be used primarily for general corporate purposes, including the dividend reinvestment and stock purchase plan, stock incentive plans and exercise of stock options. The repurchase program will remain in effect until otherwise rescinded by the Board.

      Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer, commented, "We approved a stock repurchase plan because the directors of Commonwealth Bankshares believe our stock is undervalued." Repurchasing shares in the open market will have a positive impact on the return on shareholders' equity and earnings per share. In addition, repurchasing shares will provide additional liquidity for the Company's common stock, which is traded on the NASDAQ Global Market under the symbol CWBS.

      About Commonwealth Bankshares

      Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has thirteen bank branches strategically located throughout the Hampton Roads region and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary Bank of the Commonwealth Mortgage and investment related services through its subsidiary, Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at www.bankofthecommonwealth.com.

      Contact: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer, P.O. Box 1177, Norfolk, Virginia 23501, Phone:
(757) 446-6904 or ewoodard@bocmail.net Web Site:
http://bankofthecommonwealth.com

      *Securities and Insurance Products are: *not insured by FDIC or any Federal Government Agency * May Lose Value * Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC. member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly- owned subsidiary of Bank of the Commonwealth. This press release contains forward-looking statements. Words such as "anticipates," " believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

SOURCE  Commonwealth Bankshares, Inc.
    -0-                             05/07/2007
    /CONTACT: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares, Inc., +1-757-446-6904, ewoodard@bocmail.net/
    /Web site:  http://www.bankofthecommonwealth.com /